Exhibit 10.16

(Multicurrency - Cross Border)

ISDA

SCHEDULE
to the
MASTER AGREEMENT

dated as of October 22, 2007

between MINISTRY PARTNERS FUNDING LLC (“Party A”)

and

BANK OF MONTREAL (“Party B”)

Part 1
Termination Provisions

(a)           “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	The “Cross Default” provision of Section 5(a)(vi) will not apply to either Party A or Party B.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to either Party A or Party B.

(e)	The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to either Party A or Party B.

(f)	The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to either Party A or Party B.

(g)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to either Party A or Party B.

(h)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to either Party A or Party B.

(i)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(j)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(k)	“Termination Currency” means U.S. Dollars.

(l)	Additional Termination Event will apply. It shall be an Additional Termination Event hereunder, with Party A as the Affected Party, if:

(i)
an Event of Default occurs under the Loan, Security and Servicing Agreement and either (1) the obligations under the Loan, Security and Servicing Agreement are accelerated in accordance with the terms of the Loan, Security and Servicing Agreement or (2) the Loan, Security and Servicing Agreement is terminated as a result of repayment in full by Party A of all of Party A’s obligations, other than hedging obligations, under the Loan, Security and Servicing Agreement;

(ii)
the Loan, Security and Servicing Agreement is amended or modified in any manner, without Party B’s prior written consent, and Party B concludes, in its sole discretion, that such amendment or modification could have a material adverse effect on Party B’s position under this Agreement or any transaction; or

(iii)	Transactions entered into under this Agreement cease to be secured under the Loan, Security and Servicing Agreement and the other documents relating thereto.

Part 2
Tax Representations

(a)	Payer Representation. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement;

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)	The following representation will apply to Party A and will apply to Party B when Party B is acting through its Toronto office:

It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

“Specified Treaty” means with respect to Party B or Party A as Payee, the income tax convention between Canada and the United States of America.

“Specified Jurisdiction” means, with respect to Party A as Payee Canada.

“Specified Jurisdiction” means, with respect to Party B as Payee the United States of America.

(ii)	The following representation will not apply to Party A and will apply to Party B when Party B is acting through its Chicago office:

Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

(iii)	The following representation will apply to Party A and will not apply to Party B:

It has been duly incorporated, created or organized under the laws of the United States of America or of any State of the United States of America, and it is validly existing under those laws.

Part 3
Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)
Each party shall, as soon as practicable after demand, deliver to the other Party any form or document reasonably requested by the other party, including without limitation, any form or document required to enable such other party to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate.  Without limiting the generality of the foregoing:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Form W-9	Upon execution of this Agreement	Yes
Party B	Form W-8-ECI, with respect to Transactions entered into by Party B’s Chicago Office	Upon execution of this Agreement	Yes
Party B	Form W-8-BEN, with respect to Transactions entered into by Party B’s London and Toronto Offices	Upon execution of this Agreement	Yes

(b) Other documents to be delivered by each party concurrently with the execution and delivery of this Agreement are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Certificate of incumbency containing specimen signatures of each person executing the Agreement and if requested, any Confirmation	Upon execution of this Agreement, and if requested, each Confirmation	Yes
Party A	Legal opinion substantially in the form of Exhibit I attached hereto	Upon execution of this Agreement	No
Party A	Audited Annual and Quarterly Financial Statements	Promptly upon request	Yes

Part 4
Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address(es) for notices or communications to Party A:

Address:	Ministry Partners Funding, LLC
955 W. Imperial Highway
Brea, California 92821

Attention: Billy M. Dodson, President
Facsimile: (714) 671-5767
Telephone: (714) 671-5720

With a copy to:	Randy K. Sterns, Esq.
Bush Ross, P.A.
220 South Franklin Street
Tampa, Florida 33602-5330

Address(es) for notices or communications to Party B:

With respect to Transactions:

Address:	Bank of Montreal
130 Adelaide Street West, Suite 500
Toronto, Ontario M5H 4E1
Canada

Attention: Manager, Confirmations
Facsimile: (416) 867-4778/6827
Telephone: (416) 867-7173

Any other notice sent to Party B (including without limitation, any notice in connection with Section 5, 6 or 9(b)) shall be copied to the following address:

Address:	Bank of Montreal
24th Floor
100 King Street West
Toronto, Ontario M5X 1H3

Attention: Managing Director, Documentation
Telephone: (416) 867-4710
Facsimile: (416) 956-2318

(b)	Process Agent. For purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:   Not applicable.

Party B appoints as its Process Agent: its Office at 3 Times Square, New York, N.Y. 10036.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party and, for the purposes of this Agreement and each Transaction entered into pursuant hereto, may act through its Brea, California Office.

Party B is a Multibranch Party and, for purposes of this Agreement and each Transaction entered into pursuant hereto, may act through its London, Chicago or Toronto Offices.

(e)	Calculation Agent. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)           Credit Support Document(s).  None.

(g)	Credit Support Provider. None.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) shall apply to all Transactions.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

Part 5
Other Provisions

(a)
2000 ISDA Definitions.  The provisions of the 2000 ISDA Definitions the (“Definitions”), published by the International Swaps and Derivatives Association, Inc., are incorporated by reference in, and will be deemed to be part of, this Agreement and each Confirmation as if set forth in full in this Agreement or in such Confirmation, without regard to any revision or subsequent edition thereof.  In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant transaction.

(b)
Illegality or Force Majeure.  As contemplated by Section 6 of this Agreement, while neither party shall be obligated to violate any applicable law by reason of Section 6 or this Part 5(b), each party shall retain its right to payment pursuant to Section 6(e) if the other party does not perform because of Illegality or Force Majeure.

(c)           Set-off. The following is added as Section 6(f):

"(f) Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or 5(b)(v) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party ("Y") (and without prior notice to Y), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to Y of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

(d)
Conditions to Certain Payments.  Notwithstanding the provision of Section 6(e)(i)(3) and (4), as applicable, if the amount referred to therein is a positive number, the Defaulting Party will pay such amount to the Non-defaulting Party, and if the amount referred to therein is a negative number, except to the extent set out below, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (i) and (ii) below have been satisfied, at which time there shall arise an obligation of the Non-defaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Party may be obligated to pay under Section 11 (the "Conditional Payment Amount"):

(i)
the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (x) no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii) and (y) each Specified Transaction shall have terminated pursuant to its specified termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed;

(ii)
all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment or delivery to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been fully and finally performed;

provided that if the Conditional Payment Amount exceeds the aggregate amount of the obligations owing to the Non-defaulting Party and Affiliates of the Non-defaulting Party by the Defaulting Party and Affiliates of the Defaulting Party (including without limitation all obligations owing under each Specified
Transactions), the Non-defaulting Party shall pay the amount of the excess to the Defaulting Party.

(e)
Relationship between the Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)
Non-Reliance.  It is acting for its own account, and it has made its own independent decision to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary.  It is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)
Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(f)	Bankruptcy Code. The parties hereto intend that this Agreement shall be a “master agreement” for purposes of 11 U.S.C. §101(53B) and 12U.S.C. §1821(e)(8)(D)(vii), or any successor provisions.

(g)	Commodity Exchange Act.	Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

(i)	such party is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended (the “CEA”);

(ii)	neither this Agreement nor any Transaction has been executed or traded on a “trading facility” as such term is defined in the CEA; and

(iii)	the terms of this Agreement and each Transaction have been subject to individual negotiation.

(h)
Escrow.   If by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow.  In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice and reasonably acceptable to the other party, accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(i)
WAIVER OF JURY TRIAL:  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION.  EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE ENTERED INTO THIS AGREEMENT AND ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, IN RELIANCE ON, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION.

(j)
Telephone Recording.  Each party (i) consents to the recording of telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential or actual Transaction hereunder; (ii) agrees to obtain any necessary consent of and give notice of such recording to its trading and marketing personnel; and (iii) agrees that such recordings may be submitted in evidence in any proceeding relating to this Agreement, subject to applicable rules of discovery and evidence.

(k)	Additional Definitions. The following definitions shall be added to Section 14 in their appropriate alphabetical place:

“Force Majeure” is a natural or man-made disaster, armed conflict, riot, civil disturbance, or similar event that materially disrupts transportation or communication facilities in the relevant city where the party is to make payment, or otherwise prevents the personnel of the party from performing their duties in connection with such payment, and is beyond the control of the party.

“Loan, Security and Servicing Agreement” means the Loan, Security and Servicing Agreement dated as of October 25, 2007 among Party A, Evangelical Christian Credit Union, Fairway Finance Company, LLC, BMO Capital Markets Corp., U.S. Bank National Association and Lyon Financial Services, Inc, as amended, supplemented, restated or replaced from time to time.

(l)
No Petition.  Party B hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Lender is paid in full.

(m)
Limited Recourse.  Notwithstanding anything in this Agreement to the contrary, the payment obligations of Party A set forth under this Agreement (including this Schedule and any Confirmation) shall be limited recourse obligations of Party A and shall be payable only as and to the extent funds are available for such purpose pursuant to Section 1.4 of the Loan, Security and Servicing Agreement.  Upon the exhaustion of all such sources of payment, all further liability of Party A under this Agreement shall be extinguished, and no further claims shall be made against Party A in respect thereof.

(n)	Defined Terms. Capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Loan, Security and Servicing Agreement.

MINISTRY PARTNERS FUNDING LLC	BANK OF MONTREAL

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: